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                                                                   EXHIBIT 10.21

                       FLOATING DRILLING RIG REQUIREMENT
                          OFFSHORE DRILLING CONTRACT

 THIS CONTRACT CONTAINS PROVISIONS RELATIVE TO INDEMNITY, RELEASE OF LIABILITY
                            AND ALLOCATION OF RISK


  This Contract is made and entered into this 15th day of October, 1998, between EEX CORPORATION, a Texas corporation (hereinafter "COMPANY"), and GLOBAL MARINE DRILLING COMPANY, a California corporation (hereinafter "CONTRACTOR").

                                   RECITALS:

  WHEREAS, COMPANY is authorized to carry out and conduct offshore petroleum exploration and development operations in Federal Waters known as the Gulf of Mexico (hereinafter the "Area of Operations"), in the territorial area of THE UNITED STATES OF AMERICA (hereinafter "Country of Operations");

  WHEREAS, COMPANY desires to have exploratory and/or appraisal wells drilled, tested and completed, or plugged and abandoned, as specified by COMPANY, in the Area of Operations, as set forth hereinafter;

  WHEREAS, CONTRACTOR is engaged in the business of drilling, sidetracking, testing and completing, working over, deepening, and plugging and abandoning offshore wells; and

  WHEREAS, CONTRACTOR represents that, subject to Section 7.6 of this Agreement, it has or will have adequate resources and equipment in good working order and fully trained personnel capable of efficiently operating such equipment and is ready, willing and able to drill the said wells and carry out auxiliary operations and services for COMPANY (hereinafter the "Work") and to furnish for this purpose the floating drilling unit "GLOMAR ARCTIC I" complete with the necessary drilling and other equipment as specified in Appendices hereto (hereinafter "the Rig") and personnel;

  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter provided, the Parties hereby mutually agree as follows:

                            ARTICLE 1 - DEFINITIONS

SECTION 1.1 - COMMENCEMENT DATE.

  "Commencement Date" means the point in time that the Rig has been released by the prior operator and is afloat and under tight tow to COMPANY's first drilling location under this Contract. Time is of the essence of this Contract.

SECTION 1.2 - CONTRACT PERIOD.

  "Contract Period" means the total period of time during which the Work is carried on pursuant to this Contract, starting with the Commencement Date and continuing to the Termination Date. The Contract Period shall be extended for the completion of a well in progress. A "well in progress" shall be construed to include the sidetracking or re-spud of a well, lost due to mechanical, geologic or other difficulties, to the original geologic target. The Contract
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Period shall also be extended in accordance with Section 2.3 (Option Periods)
and Section 2.2.4 (Excessive Downtime) and any periods of time necessary to demobilize the Rig in accordance with Section 4.2 and offload the property and equipment of COMPANY and its other subcontractors.

SECTION 1.3 - TERMINATION DATE.

  "Termination Date" means  thirty-six (36) months from the Commencement Date.

SECTION 1.4 - OPTION PERIOD.

  "Option Period" means that period of time that COMPANY shall have the option to include in the Contract Period, as provided in Section 2.3.

                  ARTICLE II - OBJECT, DURATION, TERMINATION

SECTION 2.1 - OBJECT.

  CONTRACTOR shall conduct Work as COMPANY shall require at locations designated by COMPANY in the Area of Operations. CONTRACTOR shall not, under any circumstances, be required to anchor the Rig or carry out operations hereunder at any location considered by CONTRACTOR's insurance carrier to be unsafe. At COMPANY's request, CONTRACTOR shall also perform or permit to be performed from the Rig activities such as, but not limited to, soil survey boring and environmental data collection.

SECTION 2.2 - DURATION AND TERMINATION.

  The term of this Contract shall be for the duration of the Contract Period, provided that:

  2.2.1 COMPANY may, at its option, terminate this Contract without obligation or liability at 00:01 hours on September 15, 1999, if the Commencement Date has not occurred prior to such hour and date through no fault, delay or neglect of COMPANY, or at such earlier time when the Parties agree that the Rig will be unable to arrive on or before such hour and date. If this Contract is terminated pursuant to this Section 2.2.1, then CONTRACTOR shall not be entitled to any payments whatsoever from COMPANY.

  2.2.2 In the event the Rig becomes a total loss or constructive total loss (i.e., the cost of repair exceeds the insured value of the Rig) as determined by CONTRACTOR's underwriters and marine surveyors, this Contract shall terminate without notice and no further amounts shall be payable to CONTRACTOR except for rates, fees and expenses already earned or incurred. CONTRACTOR shall be responsible, at its expense, for the removal of the Rig and its equipment and any related debris in the event of such loss if such removal is required by law, applicable governmental authority or if the Rig or the debris interferes with COMPANY's continuing operations.

  2.2.3 COMPANY shall have the right to terminate this Contract upon written notice in the event that performance of drilling operations is delayed or prevented for reasons of Force Majeure (as defined in Section 11.2 below), for a period of sixty (60) consecutive days.

  2.2.4 In the event Work cannot be performed because of, or in connection with, repairs or modifications to the Rig or associated CONTRACTOR-furnished equipment that exceed or are expected to exceed ninety (90) days, COMPANY, at its option, may elect either to: (1) terminate this Agreement upon seven (7) days written notice, or (2) extend the Contract Period by a day for each day the Work cannot be performed due to such event, COMPANY's

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option to extend the Contract Period shall be given in writing within ten (10)
days after the Rig has recommenced Work under the Agreement, or (3) replace the Rig with another rig proposed by the CONTRACTOR and accepted by COMPANY. In the event CONTRACTOR and COMPANY agree to commence mobilization of another drilling unit capable of conducting the Work of comparable or better specifications and equipment to COMPANY's location under the terms and conditions of this Contract within such ninety (90) days then COMPANY's right to terminate shall be without effect.

  2.2.5  N/A

  2.2.6 If at any time CONTRACTOR, CONTRACTOR's Personnel, as hereinafter defined, or the Rig should prove to be consistently poor in performance of the Work, or if CONTRACTOR fails to fulfill any of its material obligations hereunder, or if the Rig is not as represented in Appendix A, COMPANY shall notify CONTRACTOR in writing and specify in detail the deficiencies. Should CONTRACTOR fail to commence to remedy the deficiencies complained of to the satisfaction of COMPANY within seven (7) days after such notice is given to CONTRACTOR, then COMPANY shall have the right to direct CONTRACTOR to cease operations for up to ten (10) days at one-half of the amount identified for the Equipment Breakdown Rate while the deficiency is being remedied. If after ten
(10) days COMPANY is not satisfied with the remedial measures taken by CONTRACTOR, COMPANY may continue to direct CONTRACTOR to cease operations at the rate of one-fourth of the amount identified for the Equipment Breakdown Rate until the deficiency is remedied.

  2.2.7 In the event COMPANY elects to terminate this Contract under the provisions of this Article 2, COMPANY will not be liable for payment of any daily rates under this Contract with respect to any period following the effective date of such termination, without prejudice to COMPANY's obligation to pay rates, fees and expenses earned and incurred, including but not limited to demobilization of the Rig. A decision by COMPANY to terminate this Contract shall not relieve CONTRACTOR of its obligations to take such action to protect the well on which CONTRACTOR is then at work, as COMPANY may prescribe. A decision by COMPANY not to terminate this Contract shall not of itself be taken as evidence that COMPANY is satisfied with CONTRACTOR's performance nor shall it be taken as a waiver or release by COMPANY of any of CONTRACTOR's obligations hereunder. In the event of termination, termination shall be COMPANY's sole and exclusive remedy for CONTRACTOR's breach hereunder or deficient performance.

  2.2.8 Should COMPANY fail to pay CONTRACTOR the undisputed portions of statements under the provisions of this Contract, CONTRACTOR may terminate this Contract by providing COMPANY, subsequent to the date on which such sums of money were due, fifteen (15) days advance written notice of its intention to terminate this Contract. In the event COMPANY makes payment of the uncontested portion of the statements within the fifteen (15) day period after receipt of notice from CONTRACTOR, this Contract shall not terminate but shall remain in full force and effect. In the event of termination under this Section 2.2.8, CONTRACTOR shall perform such operations as may be required by COMPANY to prepare the well being drilled hereunder for departure of the Rig.

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SECTION 2.3 - OPTION PERIOD(S).

  COMPANY shall have the right to extend the Contract Period by two successive one-year periods by giving one-hundred eighty (180) days prior written notice to CONTRACTOR. The rates applicable during such Option Periods shall be by mutual agreement, however, such rates shall be negotiated in good faith. The time period to reach such mutual agreement shall be ten (10) business days from CONTRACTOR's receipt of COMPANY's notice. In the event agreement is not reached within such period, COMPANY's notice and right to extend the Contract Period shall be null and void and without further effect.

                ARTICLE 3. - COMPENSATION, INVOICES AND PAYMENT

SECTION 3.1 - COMPANY'S PAYMENT OBLIGATION.

  COMPANY shall pay to CONTRACTOR during the Contract Period the amounts due from time to time in accordance with this Article 3 and all other terms and conditions hereof.

SECTION 3.2 - RATES OF PAYMENT.

  3.2.1 OPERATING RATE. The Operating Rate specified in Appendix G shall be payable during the Contract Period unless another rate specified herein is applicable.

  3.2.1.1 OPTION RATE. During the Option Period, the daily rates shall be as agreed in accordance with Section 2.3.

  3.2.2 STANDBY RATE. The Standby Rate specified in Appendix G shall be payable: (1) if during Rig moves including (a) during the period from the Commencement Date until the Rig arrives at COMPANY's first well location, all anchors have been run and the Rig is ready to commence operations, and (b) during periods when the Rig is moving between COMPANY's well locations and/or the demobilization site (from the moment operations are commenced to retrieve the first anchor at a drilling location, during the tow of the Rig, and until the Rig is properly positioned at OPERATOR's next drilling location, or the demobilization site as applicable, all anchors have been run and the Rig is ready to commence operations), and (c) at the end of the Contract Period and if the CONTRACTOR has immediate follow-on work with another operator, the period from the moment operations are commenced to retrieve the first anchor at the last drilling location until the Rig is under tight tow; or (2) during periods of evacuation; or (3) during periods when operations are suspended due to adverse sea or weather conditions.

  3.2.3 EQUIPMENT BREAKDOWN RATE. The Equipment Breakdown Rate specified in Appendix G shall be applicable during periods which operations are suspended because of breakdown, maintenance or repair of CONTRACTOR's Rig or equipment, as distinguished from, but not limited to, routine inspection, lubrication, change of pump liners/swabs, repacking swivel or slipping of drilling line, (an "Incident") as follows:

     (a) Subsea Equipment - With respect to CONTRACTOR's Equipment used below the diverter housing in the cellar deck area of the Rig (other than such equipment used in the well bore), including but not limited to the BOP stack, riser, telescopic joint, wellhead connector, guidelines, and umbilicals ("Subsea Equipment"), in the event of an

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Incident, CONTRACTOR shall have a maximum of forty-eight (48) hours at the
Equipment Breakdown Rate per Incident to restore operations.

     (b) Surface Equipment - With respect to CONTRACTOR's Equipment other than Subsea Equipment, in the event of an Incident, CONTRACTOR shall have a maximum of twelve (12) hours at the Equipment Breakdown Rate to restore operations. The total time at the Equipment Breakdown Rate for all Incidents under this Section 3.2.3(b) shall not exceed twenty-four (24) hours per calendar month. To the extent the Rig is inoperable for any Incident in excess of the periods provided above, the Equipment Breakdown Rate shall be zero (0) until the Rig is again operable.

  3.2.3.1 PARTIAL EQUIPMENT BREAKDOWN RATE. The Partial Equipment Breakdown Rate shall be payable per day or pro rata for any part of a day during which an event or condition has occurred that would otherwise be at the Equipment Breakdown Rate of zero, but the parties agree that reduced portions of Work may be conducted. The Partial Equipment Breakdown Rate shall be as mutually agreed at the time the reduced Work scope is agreed.

  3.2.4 FORCE MAJEURE RATE. The Force Majeure Rate specified in Appendix G shall apply to the extent any of the conditions described in Article 11 apply for a period in excess of twenty-four (24) hours.

SECTION 3.3 - LIVING ACCOMMODATIONS.

  The rates set forth in Sections 3.2.1, 3.2.2, 3.2.3 and 3.2.4 above shall include the cost of providing living accommodations and meals for up to eight
(8) persons per day designated by COMPANY who shall be COMPANY or third party service contractor personnel. CONTRACTOR shall also provide living accommodations and food for additional personnel designated by COMPANY for which COMPANY shall reimburse at the rate of U.S. $14.00 per meal and U.S. $8.00 per bed per day.

SECTION 3.4 - CALCULATION AND FINALITY OF RATES.

  The Rates quoted in Appendix G shall be calculated to the nearest half-hour, and be payable per day or pro rata for any part of a day. There shall be no rate increases during the Contract Period except as provided in Appendix G and as provided herein. The rates and payment herein set forth shall be revised by the actual amount of the change in CONTRACTOR's cost if the cost of any of the following items shall increase or decrease above CONTRACTOR'S cost thereof on the date first entered above:

(a) labor costs, including all payroll burden and benefits paid by CONTRACTOR for its employees, as specified in Appendix B;

(b) insurance premiums for like kind policy provisions, in the event such increase or decrease exceeds five (5%) percent; and

(c) catering costs, in the event such increase or decrease exceeds five (5%) percent; and

(d) if there is any change in legislation, rules or regulations, including classification society rules, promulgated as of the date first entered above, applicable in the Area of Operations which alters CONTRACTOR's financial burden by more than five (5%) percent.

  In calculating the increase or decrease in rates contemplated in Sections 3.4(b), (c) and (d), COMPANY shall only be charged for the incremental increase or decrease represented by the difference between CONTRACTOR's

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increased or decreased cost as a percentage and 5%. However, no revision in rates shall be made before the first anniversary of the date first entered above and thereafter no revision will be made in less than one year following the previous revision for items (a), (b) and (c) above.

SECTION 3.5 - COSTS ASSOCIATED WITH SHELTERED INSPECTIONS/REPAIRS.

  In the event the Rig is taken into shelter or harbor for inspection, repair, maintenance, structural modifications or repairs of structural defects, the related repair costs, harbor expenses and transportation costs (including, but not limited to, harbor tugs, anchor handling, tow in and out and fuel costs) will be for CONTRACTOR's account. In addition, if the repairs and/or inspection occurs during the drilling of a well, CONTRACTOR shall be responsible for all costs associated with anchor handling and bolstering. However, in the event COMPANY's boats are available for these operations, including to tow the Rig in and/or out, then COMPANY shall offer to provide such boats at its cost and CONTRACTOR shall reimburse COMPANY for the associated boat and fuel costs.

SECTION 3.6 - ADDITIONAL INSPECTIONS REQUESTED BY COMPANY.

  The provisions of Section 3.5 hereof shall not be applicable with respect to additional or incidental inspections requested by COMPANY that are not required under the provisions of this Contract. During any such inspection, the Standby Rate shall be applicable.

SECTION 3.7  - ADDITIONAL PAYMENTS

COMPANY shall, in addition, pay to CONTRACTOR:
     (a) the cost of any overtime paid by CONTRACTOR to CONTRACTOR's Personnel in respect of the maintenance or repair on board the Rig of COMPANY's Items or other overtime required by the COMPANY;

     (b) CONTRACTOR's costs associated with waiting on COMPANY furnished transportation or for time in excess of two hours in transit to or from the Rig, or as a direct result of an act or instruction of COMPANY;

     (c) CONTRACTOR's costs associated with evacuations and accommodations of personnel caused by adverse sea or weather or other hazardous conditions; and

     (d) CONTRACTOR's costs associated with moving CONTRACTOR's Equipment and Personnel, and their personal effects, if CONTRACTOR is required by COMPANY to change its operating base.

SECTION 3.8 - INVOICES.

  CONTRACTOR shall invoice COMPANY in U.S. Dollars on or before the tenth day of each calendar month in respect of reimbursable expenses incurred, items provided, operations carried out and services rendered during the previous month. CONTRACTOR's partners, counterparts, subcontractors or principals may not invoice COMPANY with regard to this Contract. All invoices shall be sent to COMPANY at its business address in Houston, Texas as set forth in Section 17.2 and shall be accompanied by time sheets showing the applicable rates and by all third party invoices and other supporting documentation of costs incurred by CONTRACTOR and chargeable to COMPANY. CONTRACTOR will indicate the contract number assigned to this Contract on the face of the invoice and specify the applicable terms/Article. CONTRACTOR will use its best endeavors to submit invoices on a timely and regular basis. Copies of all time sheets, third party invoices and other documentation supporting CONTRACTOR's invoices shall be retained by CONTRACTOR for a period of two years following the termination of this Contract.

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SECTION 3.9 - TIME AND MANNER OF PAYMENT; DISPUTES.

  3.9.1 COMPANY shall pay, or cause to be paid, CONTRACTOR's invoices in U.S. Dollars by wire transfer within thirty (30) days after receipt thereof, to the address provided below:
                      First Union Bank of North Carolina
                      Charlotte, North Carolina
                      ABA #053000219
                      For Credit to:  Global Marine Drilling Company
                      Account No.  2000000372037

  Such payment shall not prejudice COMPANY's right to dispute any part of an invoice at a later date.

  3.9.2 In the event COMPANY disputes an item billed, COMPANY shall, within 30 days after receipt of CONTRACTOR's invoice, notify CONTRACTOR of the item in dispute, specifying COMPANY's complaint, and payment of that item shall be withheld by COMPANY until resolution of the dispute. The undisputed amount, however, shall be paid without delay. Any sums (including amounts ultimately paid with respect to a disputed invoice) not paid within thirty days after receipt of invoice shall bear interest at thirteen (13%) percent per annum or the maximum allowed by law, whichever is less, from said due date until paid. If this Contract is placed in the hands of an attorney for collection of any sums due hereunder, or suit is brought on same or sums due hereunder are collected through bankruptcy or arbitration proceedings, then the prevailing Party shall be entitled to recover reasonable attorney's fees and costs.

            ARTICLE 4 - MOBILIZATION, DEMOBILIZATION AND RIG MOVES

SECTION 4.1 - MOBILIZATION.

  COMPANY shall be responsible for and bear for its own account the cost of mobilizing the Rig and CONTRACTOR's Personnel, as hereinafter defined, to COMPANY's first designated drilling location in the Area of Operations including all costs, expenses and fees incurred in towing the Rig from its previous location to COMPANY's first drilling location, including, but not limited to, all port, harbor and canal charges, if applicable.

SECTION 4.2 - DEMOBILIZATION.

  At the end of the Contract Period, in the event CONTRACTOR has immediate ongoing work with another operator, CONTRACTOR shall provide for and bear for its own account the cost of demobilizing the Rig and CONTRACTOR's Personnel, as hereinafter defined, from COMPANY's last drilling location in the Area of Operations after COMPANY has released the Rig, the Rig's anchors have been retrieved and bolstered and the Rig is ready to tow. CONTRACTOR shall bear and pay for all costs, expenses and fees incurred in towing the Rig from COMPANY's last drilling location including, but not limited to, all port, harbor and canal
charges, if applicable.   In the event no such work has been contracted, COMPANY
shall be responsible for and bear for its own account the cost of demobilizing the Rig and CONTRACTOR's Personnel to a mutually agreed stack location (but not further than the distance to the Port of Galveston) including all costs, expenses and fees incurred in towing the Rig from COMPANY's last well location, including, but not limited to, initial port, harbor and canal charges, if applicable. Once the Rig is located at the

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stack location, all costs, expenses and fees associated with port, harbor and canal charges become the responsibility of the CONTRACTOR.

SECTION 4.3 - RIG MOVES.

  COMPANY shall provide for and bear the costs of moving the Rig from one location within the Area of Operations to another, including the costs of tow vessels and fuel. With respect to any such Rig move, the Standby Rate provided herein shall be paid to CONTRACTOR in accordance with Section 3.2.2.

                      ARTICLE 5 - EQUIPMENT AND PERSONNEL

SECTION 5.1 - EQUIPMENT, ETC. PROVIDED BY CONTRACTOR.

  5.1.1 CONTRACTOR shall: a) furnish the Rig and equipment specified in Appendix A; b) furnish the spare parts, supplies and services shown as to be provided by it in Appendix C; and c) carry out all required operations; all of the foregoing being subject to the provisions of this Contract. Replenishment of CONTRACTOR-supplied items will be arranged by CONTRACTOR at its expense (without prejudice to COMPANY's obligation to transport such items from the shorebase to the Rig), and CONTRACTOR shall be responsible for maintaining adequate stock levels at all times. CONTRACTOR's Rig and equipment shall be in such condition as to be suitable and serviceable for performance in accordance with the terms and conditions of this Contract. COMPANY shall have the continuing right, at its option and without relieving CONTRACTOR of its duty of inspection, to inspect and reject for reasonable cause any items furnished by CONTRACTOR, and CONTRACTOR shall be obligated to replace or repair the rejected item.

  5.1.2 Each Party hereto shall also provide at its expense any items of equipment, spare parts, supplies, services or personnel that are not mentioned in Appendices A, B or C, but that are required for the operation and maintenance
of   its equipment, including the Rig as applicable, for normal offshore drilling operations, according to good oil field practice.

SECTION 5.2 - PERSONNEL AND ADDITIONAL LABOR.

  5.2.1 CONTRACTOR shall provide competent, qualified drilling crews (herein "CONTRACTOR's Personnel") assigned to operations hereunder, as specified in Appendix B. CONTRACTOR shall be responsible for the recruitment, training,
administration, accommodation, and health of its personnel.   CONTRACTOR's
Personnel shall be able to speak in the English language, and all reports, records and communications shall be made and kept in the English language. If at any time CONTRACTOR fails to keep on the job a full complement of CONTRACTOR's Personnel as provided in this Contract, the compensation due and payable under this Contract shall be reduced by the amount that is specified in Appendix B, notwithstanding any other available remedy. CONTRACTOR agrees to provide prior written notice to COMPANY of any planned personnel transfers from the Rig concerning positions inclusive of derrickman and above.

  5.2.2 In the event COMPANY requests CONTRACTOR labor in addition to that called for under this Contract, COMPANY agrees to pay CONTRACTOR's costs as specified in Appendix B. Any additional personnel employed by CONTRACTOR pursuant to this Section 5.2.2 shall be considered CONTRACTOR's Personnel for the purposes of this Contract.

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SECTION 5.3 - PERSONNEL BENEFITS; MEDICAL CARE AND EVACUATION.

  CONTRACTOR shall be responsible for all direct or indirect costs concerning its personnel, and for providing all health and welfare requirements of CONTRACTOR's Personnel including without limitation housing, food, medical attention and other benefits, including those required by the social legislation or regulation of any country having jurisdiction over the Rig, the Work, COMPANY or CONTRACTOR. CONTRACTOR shall bear all costs and expenses of, and shall be responsible for providing and arranging for, all medical care for CONTRACTOR's Personnel. COMPANY shall provide at its cost, arrangements for the medical evacuation of COMPANY's and CONTRACTOR's Personnel.

SECTION 5.4 - REPLACEMENT OF CONTRACTOR'S PERSONNEL.

  Upon written request of COMPANY, stating the reason therefore, CONTRACTOR shall replace any member of CONTRACTOR's Personnel who COMPANY's representative believes is unsatisfactory. Such replacement shall be effected in the shortest time reasonably possible and shall be at CONTRACTOR's sole expense.

SECTION 5.5 - PERSONNEL, EQUIPMENT, PARTS AND SERVICES TO BE SUPPLIED BY
COMPANY.

  COMPANY shall timely provide the equipment, supplies, services and personnel and carry out all operations shown to be provided by it in Appendix C, subject to the provisions of this Contract. Replenishment of COMPANY supplied items will be COMPANY's responsibility at COMPANY's expense.

SECTION 5.6 - EXAMINATION OF MATERIALS, EQUIPMENT, AND SUPPLIES.

  Without prejudice to Section 9.9, CONTRACTOR agrees to examine before using all materials, equipment and supplies furnished by COMPANY, and promptly report to COMPANY any visual defects contained therein, to allow COMPANY to replace same without delaying operations. CONTRACTOR shall not be responsible for discerning latent defects in COMPANY's materials, equipment and supplies at any time.

SECTION 5.7 - MAINTENANCE OF COMPANY'S EQUIPMENT.

  CONTRACTOR shall, within normal maintenance programs and with services and equipment available on the Rig, maintain COMPANY's equipment in good condition and repair. Without prejudice to the provisions of Article 9, upon completion of the operations hereunder COMPANY's equipment shall be returned to COMPANY in as good a condition as when received by CONTRACTOR, ordinary wear and tear excepted.

SECTION 5.8 - ADDITIONAL EQUIPMENT.

  Should special tools, materials, apparatus or services, other than those designated in the Contract or required for normal offshore operations, be necessary for the drilling or completion of the well(s) or performance of other operations hereunder, COMPANY and CONTRACTOR shall agree upon the cost and the manner in which they are to be furnished beforehand in writing.

SECTION 5.9 - SUBCONTRACTORS.

  CONTRACTOR shall have no authority hereunder to hire or engage others to perform all or part of the Work without prior written permission from COMPANY. Use of subcontractors by CONTRACTOR shall not relieve CONTRACTOR from any liability or obligation under this Contract and all subcontracts shall clearly stipulate that CONTRACTOR is the principal and not the agent of COMPANY. Subject to the provisions of Section 9.11 below,

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anything provided herein in respect of CONTRACTOR's Work to be performed, the
Rig, equipment and CONTRACTOR's Personnel will likewise apply to any such subcontractor's work to be performed, its property and personnel, as if such property and personnel were the property and personnel of CONTRACTOR.

SECTION 5.10 - AUTHORITY TO BIND COMPANY.

  CONTRACTOR shall not have authority to incur any debt, liability or obligation on behalf of COMPANY without the prior written permission of COMPANY.

                      ARTICLE 6 - STANDARD OF PERFORMANCE

SECTION 6.1 - PERFORMANCE AND INSPECTION OF CONTRACTOR'S DRILLING RIG.

  6.1.1 COMPANY shall have the right before the Commencement Date to observe the Rig or any part thereof, and inspect the repair and maintenance records of the Rig; provided, however, such right shall not in any way relieve CONTRACTOR of its own obligations, including without limitation the obligation to inspect and maintain the Rig and related equipment in efficient operating condition. After the Commencement Date, COMPANY may conduct any inspections or acceptance testing it desires at the Standby Rate. In the event there is then revealed a defect in the Rig or its equipment which prevents the conduct of the Work upon arrival at the COMPANY's first well location, the time spent to repair such defects shall, notwithstanding Section 3.2.3, shall be at the Equipment Breakdown Rate of zero (0), unless the provisions of Section 3.2.3.1 apply.

  6.1.2 CONTRACTOR agrees that the Rig and related equipment shall be in a condition to permit its continuous and efficient operation during the Contract Period. CONTRACTOR shall bear any cost incurred in placing the Rig in a condition to function continuously and efficiently during the entire Contract Period. CONTRACTOR agrees to ensure that the Rig and all equipment and materials furnished by CONTRACTOR are adequately maintained and in such condition as to permit their continuous and efficient operation. CONTRACTOR agrees to carry out visual inspection on, and to test or make available to COMPANY to test, at COMPANY's cost at the Standby Rate, any of CONTRACTOR's equipment in the manner prescribed by COMPANY, including without limitation the rig equipment checklist in Appendix D.

  6.1.3 CONTRACTOR agrees that the Rig with its equipment will be capable of being moved for all moves contemplated under this Contract and of operating in the Area of Operations, subject to approval of each well location by CONTRACTOR's underwriters and surveyors. In the event that CONTRACTOR has sound reasons to expect that the specific conditions at a certain location do not permit safe operations, CONTRACTOR shall so notify COMPANY.

SECTION 6.2 - PERFORMANCE OF CONTRACTOR AND ITS PERSONNEL.

  CONTRACTOR shall carry out operations hereunder with due diligence and in a safe, thorough and workmanlike manner according to good oil field practice. CONTRACTOR shall ensure that the Rig will be adequately manned with competent personnel, as listed in Appendix B, and that the Rig will be maintained in a state in which it can perform efficiently and continuously in accordance with good oil field practice and at the manufacturer's rated capacity. The Work shall be conducted 24 hours per day, seven days per week in accordance with directions issued by

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COMPANY. Except as otherwise provided in this Contract, CONTRACTOR shall bear any cost incurred in placing the Rig into a condition to function continuously and efficiently.

SECTION 6.3 - INSPECTION OF DOWN-HOLE EQUIPMENT.

  6.3.1 CONTRACTOR agrees that all drill pipe, drill collars and subs, bottom hole assemblies and other downhole equipment regularly in use and constituting CONTRACTOR's Equipment under this Contract (hereinafter the "Drill String") shall be inspected to the T.H. Hill DS - 1 standard for premium class equipment, just prior to the commencement of drilling operations under this Contract. At any time during the Contract Period, COMPANY shall have the right to require a further inspection by a recognized inspection service company at COMPANY's expense. Any final inspections after completion of the Work shall be performed by CONTRACTOR at CONTRACTOR's expense.

  6.3.2 COMPANY shall be furnished with copies of all the inspector's reports. Any portion of the Drill String not passing the T.H. Hill DS - 1 standard for premium class equipment shall be rejected and replaced by equipment satisfying such standards.

SECTION 6.4 - CONTRACTOR'S OPERATIONS OBLIGATIONS.

  Except as otherwise provided in this Contract, CONTRACTOR shall be solely responsible for the operation of the Rig and shall with CONTRACTOR's Personnel and equipment carry out and assist with the towing operations, rigging-up after tow, positioning on drilling locations, rigging down, loading off and on supply vessels and including also such operations on the Rig as may be necessary to carry out this Contract or otherwise desirable for the safety of the Rig on tow to and between drilling locations.

SECTION 6.5 - DESIGNATION OF KEY CONTRACTOR'S PERSONNEL.

  6.5.1 CONTRACTOR shall, to the extent practicable prior to the Commencement Date, present COMPANY a list of the names of all supervisory personnel (assistant driller, driller, rig pusher, rig superintendent, drilling superintendent) of CONTRACTOR's Personnel who shall be in charge of the Rig's operations. This list shall show each individual's qualifications, previous jobs and training attendances with dates and copies of tests/certificates as applicable. If, during the course of the Work, CONTRACTOR plans to change any of the supervisory personnel of CONTRACTOR's Personnel from those appearing in the original roster, then CONTRACTOR shall contact COMPANY in advance, inform it of the intended change and give COMPANY the above-mentioned particulars of the new individual.

  6.5.2 Pursuant to Section 5.4, COMPANY reserves the right to object to individuals on the original roster. Subsequent changes to the roster are subject to COMPANY's objections.

SECTION 6.6 - CLAIMS.

  All claims against CONTRACTOR for labor, services and other items required or used hereunder by CONTRACTOR shall be paid promptly when due and CONTRACTOR shall indemnify and hold harmless COMPANY from and against all such claims.

                        ARTICLE 7 - WORKING CONDITIONS

SECTION 7.1 - INSTRUCTION BY COMPANY.

  CONTRACTOR, without prejudice to the provisions of Section 7.3, shall comply with all instructions of COMPANY, that may from time to time be given and that are consistent with the provisions of this Contract, and shall be subject to instructions by governmental agencies, classification societies and underwriters. Such instructions will be confirmed in writing by COMPANY and may include instructions as to drilling methods or stoppage of operations in progress.

SECTION 7.2 - SCOPE OF OPERATIONS.

  Subject to Article 4 herein, CONTRACTOR shall be responsible for the operations involved in arranging for and carrying out the tow of its Rig to the drilling location, the ballasting, rigging up, the complete operations of the Rig, including anchoring, and for the overall direction of the moving operations from the drilling location. CONTRACTOR shall perform Work in accordance with
COMPANY's overall requirements and with Appendix D.   Each well site, including
the anchor pattern, shall be surveyed and marked by COMPANY so as to enable CONTRACTOR to properly position the Rig at the location and COMPANY, at CONTRACTOR's request, shall furnish CONTRACTOR with a copy of said survey. At CONTRACTOR's request, COMPANY will also provide (or reimburse CONTRACTOR as applicable) CONTRACTOR with soil and sea bottom condition surveys, soil borings, pipeline surveys, side-scan or Mezotech surveys at each location adequate to satisfy CONTRACTOR's marine surveyor. In the event of delay in the commencement of drilling due to such obstructions, impediments and/or hazards, or due to moves of the Rig in order to achieve adequate and proper seabed anchor support, or any other delay due to denial of access to the location for any cause not within the control of CONTRACTOR, CONTRACTOR shall be paid at the Standby Rate during the entire period of such delay, plus the costs of any boats required by CONTRACTOR to move or re-position the Rig. Notwithstanding any other provisions of this Contract to the contrary, should there be any obstructions within the anchorage area at COMPANY's drilling location and these obstructions damage the Rig or the Rig damages these obstructions then, unless caused by CONTRACTOR's negligence or willful misconduct; (i) to the extent such damage is not covered by CONTRACTOR's insurance, COMPANY shall reimburse CONTRACTOR for such damage to the Rig, and (ii) COMPANY shall indemnify, defend and hold CONTRACTOR harmless from and against any damage to or destruction of said obstructions.

SECTION 7.3 - INDEPENDENT CONTRACTOR.

  In the performance of the Work hereunder, CONTRACTOR will be an independent contractor with the authority to control and direct the performance of the detail of the Work, subject to COMPANY's right to give instructions and of inspection and supervision as laid down in this Contract. The presence of and the inspection and supervision by COMPANY's representative at the site of the Work shall not relieve CONTRACTOR from its obligations and responsibilities hereunder.

SECTION 7.4 - ADVERSE WEATHER.

  In the event of impending adverse weather or other conditions, CONTRACTOR, in consultation with COMPANY, shall decide whether to institute precautionary measures in order to safeguard the well, well equipment and the Rig and personnel to the fullest possible extent (e.g. by pulling up the drill string, shutting in the well, moving the Rig clear of the wellhead, evacuation of personnel, etc.).

SECTION 7.5 - PUBLIC HOLIDAYS.
  Work shall be performed on a 24-hour per day basis. Work on public holidays shall be suspended only at COMPANY's sole discretion.

SECTION 7.6 - WELL DEPTH.

  The wells shall be drilled to a depth to be specified in each case by COMPANY, provided that if a well is to be drilled to a depth greater than 25,000 feet or in water depth greater than 2,800 feet or less than 200 feet, CONTRACTOR's consent shall be required, which consent shall not be unreasonably withheld. COMPANY shall make every reasonable effort to keep CONTRACTOR duly informed with as much advance notice as practical in this respect. COMPANY and CONTRACTOR acknowledge that wells contained in COMPANY's exploration program exceed the present capabilities of the Rig stated above. COMPANY and CONTRACTOR shall negotiate and agree to a written plan to upgrade the Rig to drill wells to total depth of 28,000 feet and in water depths up 3,400 feet and a Letter of Agreement amending this Contract to implement same. Such plan and Letter of Agreement shall be agreed within thirty (30) days of the date first entered above. In the event the Parties are unable to agree such plan and Letter of Agreement within such time provided, then either Party may terminate this Contract without further liability to the other.

SECTION 7.7 - COMPANY WELL PROGRAMS.

  For the wells, COMPANY shall provide CONTRACTOR with a "well drilling program" that shall include (but not necessarily be limited to) hole sizes, casing program (including specified use of protectors and drift mandrels), mud control program and COMPANY's deviation policy. COMPANY may modify this program while drilling is in progress. COMPANY shall make every reasonable effort to keep CONTRACTOR duly informed with as much advance notice as practical in this respect.

SECTION 7.8 - SAFETY REGULATIONS - WELL CONTROL POLICY.

  7.8.1 Without prejudice to CONTRACTOR's general responsibility for the safety of its operations and the personnel involved and its other obligations under this Contract, CONTRACTOR shall exercise due diligence to observe, perform and follow safety regulations issued by COMPANY (including COMPANY's Safety and Occupational Health Standards and Specifications set forth in Appendix E) and any regulatory bodies having jurisdiction over the drilling operations, the Rig or the Area of Operations, to the extent such regulations are applicable to the Work hereunder.

  7.8.2 CONTRACTOR shall exercise due diligence to maintain well control equipment in sound condition at all times and shall use all reasonable means to control and prevent fires and blow outs and to protect the hole. CONTRACTOR shall conduct such safety drills, including testing of blow out preventers, as may be requested by COMPANY. CONTRACTOR shall instruct all of CONTRACTOR's Personnel in the use of safety equipment and proper work procedures for the purpose of doing everything reasonably possible to protect against personal injury and damage to equipment and hole. CONTRACTOR shall ensure that its employees are drilled in emergency procedures in case of fire, evacuation, pick up, etc., and shall hold regular safety reviews.

SECTION 7.9 - DEPTH MEASUREMENTS.

  CONTRACTOR shall measure and keep a record of the length of drill pipe and all other tools in the hole; first, in order to determine the footage drilled; second, before setting casing or liners and after reaching final depth; and third, whenever requested by COMPANY.

SECTION 7.10 - CONTROL OF MUD PROGRAM.

  COMPANY, at its discretion, may check and control the CONTRACTOR's implementation of the mud program. CONTRACTOR shall take all reasonable care to use and maintain the mud with properties in accordance with any specifications made by, or acceptable to, COMPANY.

SECTION 7.11 - CUTTING/CORE PROGRAM.

  When so requested by COMPANY, CONTRACTOR shall collect, save and identify the cuttings and cores according to COMPANY's instructions and place them in separate containers to be furnished by COMPANY. Such cuttings and cores shall be made available to COMPANY at the well location.

SECTION 7.12 - OIL/GAS FORMATIONS.

  In the event COMPANY encounters a formation that reasonably appears to be oil or gas-bearing and/or of lithological importance to COMPANY, COMPANY may instruct CONTRACTOR to stop drilling so as to give COMPANY an opportunity to examine the formation for the purpose of determining what further operations should be conducted. CONTRACTOR shall ensure that any such information shall be kept confidential.

SECTION 7.13 - RECORDS TO BE FURNISHED BY CONTRACTOR.

  7.13.1  CONTRACTOR shall keep and furnish to COMPANY a Daily Driller's
Report on the IADC standard form in the manner designated by COMPANY. Such Daily Driller's Report shall correctly indicate the Contract rate distribution, showing the numbers of half-hour periods applicable to each rate category. CONTRACTOR shall permit COMPANY to inspect, review or take copies of all field records relating to the Work that are kept by CONTRACTOR. Each Daily Driller's Report will be approved and signed by a duly authorized representative of CONTRACTOR and delivered to a duly authorized representative of COMPANY on board the Rig for approval. Once approved and signed, the Report shall be delivered to COMPANY in accordance with COMPANY's instructions. Upon the completion or abandonment of a well, all data and copies thereof pertaining to the geology of and formation encountered in the well that are in CONTRACTOR's possession shall be delivered to COMPANY.

  7.13.2 CONTRACTOR shall report to COMPANY as soon as possible all accidents and occurrences resulting in injuries or death to CONTRACTOR's employees or third parties, or damage to the property of third parties, arising out of or during the course of any operations hereunder and shall supply and file any reports necessary to conform with government regulatory requirements applicable to CONTRACTOR. CONTRACTOR shall also furnish COMPANY with copies of any accident reports required by law as well as those filed with CONTRACTOR's insurer(s) or underwriters.

  7.13.3 CONTRACTOR shall keep and provide COMPANY with delivery tickets and other warehouse records covering any materials or supplies furnished to COMPANY by CONTRACTOR in a manner specified by COMPANY. The quantity, description and condition of materials and supplies so furnished shall be checked and recorded by CONTRACTOR and such records shall be properly maintained by CONTRACTOR.

SECTION 7.14 - WELL LOG.

  CONTRACTOR shall assist, in accordance with the provisions of this Contract, COMPANY or COMPANY's other contractors in the preparation of an accurate log of the well(s) and any other pertinent information concerning each well(s).

SECTION 7.15 - ABNORMAL AND HAZARDOUS FORMATION AND/OR CONDITIONS.

  If at any time while operating, CONTRACTOR believes that a continuance of the operations will result in abnormal or hazardous conditions, it shall immediately notify COMPANY and in the meantime exert every reasonable effort to overcome this difficulty. In any such case CONTRACTOR is entitled to stop drilling or other operations on the well under the safest possible conditions and consult with COMPANY.

SECTION 7.16 - COMPANY'S REPRESENTATIVES.

  COMPANY shall be entitled to designate a representative or representatives who shall at all times have access to the Rig for the purpose of observing tests, inspecting the Work performed by CONTRACTOR or verifying the records of items furnished by CONTRACTOR. Such representative or representatives shall be empowered to act for COMPANY in all matters relating to CONTRACTOR's performance under this Contract.

SECTION 7.17 - LOCAL LAWS, ETC.

  CONTRACTOR shall furnish the Rig and equipment and perform its duties under this Contract subject to the provisions of all laws and regulations, whether national, regional, local or otherwise, in force in all or any part of the Area of Operations and CONTRACTOR shall be subject to the conditions of any permits, licenses and clearances relating to its operations hereunder and whether held by CONTRACTOR or COMPANY. Except as provided elsewhere in this Contract, CONTRACTOR shall indemnify and hold COMPANY harmless from and against any and all liability, damages, claims, fines, penalties and expenses of whatever nature arising out of or resulting from violation by CONTRACTOR or CONTRACTOR's Personnel of such laws, regulations, and conditions of permits, licenses and clearances; and COMPANY shall indemnify and hold CONTRACTOR harmless from and against any and all liability, damages, claims, fines, penalties and expenses of whatever nature arising out of or resulting from violation by COMPANY or COMPANY's Personnel of such laws, regulations, and conditions of permits, licenses and clearances. "COMPANY's Personnel" shall include the officers, directors, agents and employees of COMPANY and its subcontractors (other than CONTRACTOR).

SECTION 7.18 - PERMITS.

  CONTRACTOR's obligations hereunder shall not however extend to such permits required under applicable law or regulation by COMPANY, including but not limited to the Certificate of Financial Responsibility required pursuant to the OCS Lands Act and/or the Oil Pollution Act of 1990 (OPA 90) as amended, and any lease, plan of exploration, permit to drill, well plan or well abandonment plan.

SECTION 7.19 - SOCIAL LAWS.

  With regard to CONTRACTOR's Personnel in the performance of this Contract, CONTRACTOR shall be liable for payment directly to the appropriate authorities of all applicable amounts required or prescribed by social or labor laws or any similar law or regulation of any government with jurisdiction over CONTRACTOR, COMPANY, the Rig or the Area of Operations, and shall indemnify COMPANY for any payments whatsoever made by COMPANY that CONTRACTOR is required to pay in respect of CONTRACTOR's Personnel under any provision of such law or regulation.

SECTION 7.20 - FIREARMS; INTOXICATING LIQUORS OR CONTROLLED SUBSTANCES.

  No firearms or other weapons shall be kept, and no intoxicating or controlled substances shall be consumed, stored, dispensed or otherwise made available, in the Area of Operations or on facilities operated or occupied by COMPANY.

SECTION 7.21 - MISCONDUCT.

  No one shall by his misconduct cause a breach of peace or public disturbance or otherwise deport himself in a manner detrimental to the Work or to the best interests of COMPANY.

SECTION 7.22 - ENVIRONMENTAL SPECIFICATIONS.

  CONTRACTOR and COMPANY recognize that they are in business by public consent and are therefore ethically obligated to conduct their operations in an environmentally sensitive manner. CONTRACTOR shall comply with the environmental standards and specifications in Appendix E in conducting the Work. Without prejudice to the provisions of Article 9, CONTRACTOR acknowledges that the environmental standards and specifications in Appendix E are minimum standards and that it shall have complete and ultimate responsibility for the environmental sensitivity of its operations.

                             ARTICLE 8 - INSURANCE

SECTION 8.1  -  CONTRACTOR'S INSURANCE

  CONTRACTOR shall carry and maintain insurance coverage of the type and in the amounts set forth in Appendix F, insuring only those liabilities specifically assumed by CONTRACTOR under this Contract.

  All references in this Contract to "insurance" of CONTRACTOR shall mean such insurance as set forth in Appendix F. CONTRACTOR shall have the right to self-insure any or all of that portion of insurance relating to loss or damage to CONTRACTOR's Items.

SECTION 8.2  -  CERTIFICATES

  CONTRACTOR will furnish to COMPANY certificates indicating that the required insurance is in full force and effect and that the same shall not be cancelled or materially and adversely changed without ten (10) days prior written notice to COMPANY.

SECTION 8.3  -  SUBROGATION

  For liabilities assumed hereunder by CONTRACTOR, its insurance shall be endorsed to provide that the underwriters waive their right of subrogation against COMPANY, its affiliates and co-venturers, its subcontractors (other than CONTRACTOR) and employees of each. COMPANY will, as well, cause its insurer to waive subrogation against CONTRACTOR and CONTRACTOR's affiliates its subcontractors and employees of each for liabilities it assumes.

SECTION 8.4  -  ADDITIONAL INSURED

  CONTRACTOR shall name COMPANY as additional insured, where permitted, under its policies of insurance, but only with respect to and to the extent of the liabilities specifically assumed by CONTRACTOR under this Contract. COMPANY shall name CONTRACTOR as additional insured, where permitted, under its policies of insurance, but only with respect to and to the extent of the liabilities specifically assumed by COMPANY under this Contract.

                    ARTICLE 9 - LIABILITIES AND INDEMNITIES

SECTION 9.1 - CONTRACTOR'S PROPERTY AND EQUIPMENT.

  Except as provided elsewhere in this Contract, any damage to or loss of CONTRACTOR's or its subcontractor's property or equipment shall be the loss of CONTRACTOR. CONTRACTOR hereby expressly relieves from any claim or responsibility for such damage or loss, and indemnify and hold harmless COMPANY, COMPANY's subcontractors (other than CONTRACTOR) and any third party to the extent COMPANY would be contractually obligated to indemnify and hold harmless such Party for such damage or loss

SECTION 9.2 - CONTRACTOR'S SUBSEA, MOORING AND DOWN-HOLE EQUIPMENT AND WELLHEAD/STACK ANGLE.

  9.2.1 COMPANY shall, in addition to all other payments required hereunder, pay to CONTRACTOR the depreciated value of all of CONTRACTOR's, to the extent CONTRACTOR's insurance does not compensate CONTRACTOR therefore, Subsea Equipment, mooring equipment (including anchors, anchor chains and wire, pennant wires and links) and in-hole Equipment lost or damaged in the hole or below the diverter housing unless such loss or damage is due to or occasioned by or as the result of the sole negligence of CONTRACTOR. For the purpose of this Contract, depreciated value will be the replacement price less accumulated depreciation at two (2%) percent per month from the Commencement Date for drill pipe and one (1%) percent per month for CONTRACTOR's in-hole equipment other than drillpipe. However, depreciation shall not exceed fifty (50%) percent of the replacement cost. Deducts for depreciation shall not be applicable with respect to Subsea Equipment and mooring equipment. At the time CONTRACTOR submits its invoice for any such loss of equipment, it will also submit documentary evidence of the replacement price. If such equipment is capable of being repaired, COMPANY will reimburse CONTRACTOR for all costs involved in such repairs, including handling costs, or pay the depreciated value of the equipment, whichever is the lesser amount. For such in-hole equipment replaced, COMPANY will also reimburse CONTRACTOR for all costs related to shipment of the replacement equipment to the Rig.

  9.2.2 Notwithstanding any other provisions of this Contract, CONTRACTOR'S operating practices require the BOP stack to be set at one (1) degree or less from vertical to avoid abnormal wear and damage. In the event the stack angle exceeds one and one-half (1-1/2) degrees from vertical, COMPANY agrees to either: (a) re-run the stack to CONTRACTOR'S operating specification at the Operating Rate, or (b) continue to operate the stack at such angle, provided that COMPANY agrees to assume all responsibility for the full cost to repair or replace any damage which may result to CONTRACTOR'S Subsea Equipment, without deduction for depreciation. In addition, notwithstanding the provisions of
Section 3.2.3 of this Contract, the Standby Rate shall apply with respect to any Rig down time that may occur or result from such damage.

SECTION 9.3 - LOSS OF HOLE.

  Even though a hole is lost or damaged while CONTRACTOR is working on the well, CONTRACTOR shall be paid for its Work in accordance with the terms of this Contract. It is agreed that COMPANY shall bear all risk and responsibility for loss of the hole provided that, if such loss or damage be the result of the negligence or willful misconduct of CONTRACTOR, CONTRACTOR shall, as COMPANY may elect, either drill a new hole on the same location to a depth at which the original hole was lost or redrill such section of the hole as COMPANY may require under all terms of this Contract at ninety (90%) percent of the Operating Rate.

SECTION 9.4 - BLOW OUT OR CRATER.

  If a well being drilled hereunder should blow out or crater from any cause, it is understood and agreed that COMPANY shall be responsible for and bear the entire cost and expense of killing the well or otherwise bringing it under control. This provision applies only to the direct cost of bringing said well under control and has no application to the loss of property, injuries or damages caused by such blow out or crater.

SECTION 9.5 - RESERVOIR DAMAGE AND SUB-SURFACE POLLUTION LIABILITY.

     (a) COMPANY agrees to be responsible for and indemnify and hold harmless CONTRACTOR for all claims on account of loss of or damage to or impairment of any property right in any geological formation, strata or oil or gas reservoir or loss of, or deferral of any products, minerals, hydrocarbons or other substances emanating therefrom resulting from the Work conducted or operations provided herein, or for loss or damage caused by pollution of any underground fresh water reservoir.

     (b) Except as provided in Section 9.6, COMPANY agrees to indemnify and hold harmless CONTRACTOR in respect of loss or damage arising out of any claim or cause of action for loss or damage arising from pollution or contamination (including control, containment, clean-up and removal), provided that CONTRACTOR shall reimburse COMPANY up to a total of U.S. $200,000.00 per incident if such loss or damage be the result of the sole negligence or willful misconduct of CONTRACTOR.

SECTION 9.6 - SURFACE POLLUTION LIABILITY.

  CONTRACTOR agrees to assume all responsibility for, and hold COMPANY harmless from, loss or liability arising out of any claim or cause of action for loss or damage arising from pollution or contamination (including control, containment and removal) emanating from sources other than from the well from substances that are in

CONTRACTOR's possession and control (including, but not limited to, fuels, lubricants, motor oils, drilling fluid, pipe dope, paints, solvents or garbage).

SECTION 9.7 - CONTRACTOR'S PERSONNEL.

  CONTRACTOR hereby agrees to indemnify and hold COMPANY harmless from and against any loss or liability arising out of any claims, demands or cause of action on account of injuries to or death of CONTRACTOR's Personnel and its invitees, including loss or damage to their property and equipment, caused by or resulting from or growing out of or incidental to the Work. Notwithstanding
Section 9.10.2 below, for the purpose of this Section 9.7, CONTRACTOR's indemnity to COMPANY shall not extend to COMPANY's other subcontractors. As used in this Contract, the term "invitees" shall not be construed to include the subcontractors of either COMPANY or CONTRACTOR.

SECTION 9.8 - OPERATOR'S PERSONNEL.

  COMPANY hereby agrees to indemnify and hold CONTRACTOR harmless from and against any loss or liability arising out of any claims, demands or causes of action on account of injuries to or death of COMPANY's Personnel and its invitees, including loss or damage to their property and equipment, caused by or resulting from or growing out of or incidental to the Work. Except as provided below in this Section 9.8, for purposes of this Section 9.8, the term "COMPANY's Personnel" shall not include the personnel, employees, agents and invitees of COMPANY's subcontractors (excluding CONTRACTOR) of any tier. The intent of Sections 9.7 and 9.8 is to minimize disputes regarding liability for injury to, illness or death of personnel and/or damage or loss of their personal property. In order to fully realize the benefits of this intent, the Parties agree that CONTRACTOR will endeavor, with the assistance of COMPANY, to enter into Agreements for Mutual Indemnity and Waiver of Recourse with COMPANY's other subcontractors, in the form set out in Appendix H attached hereto. In the event that either: (a) a subcontractor has not executed such agreement, or (b) the enforceability of such agreement is voided, in whole or in part, during a judicial proceeding, or (c) a subcontractor fails to indemnify CONTRACTOR in accordance with such agreement to any degree, then the term "COMPANY's Personnel" shall include the employees, personnel, agents and invitees of such subcontractor, and COMPANY shall indemnify and hold CONTRACTOR harmless from and against any loss or liability arising out of any claims, demands or causes of action on account of injuries to or death of COMPANY's Personnel, including loss or damage to their personal property, caused by or resulting from or growing out of or incidental to the Work.

SECTION 9.9 - OPERATOR'S PROPERTY AND EQUIPMENT

  Any damage to or loss of COMPANY's or its subcontractor's property or equipment shall be the loss of COMPANY. COMPANY hereby expressly relieves from any claim or responsibility for such damage or loss, and indemnify and hold harmless CONTRACTOR, CONTRACTOR's subcontractors and any third party to the extent CONTRACTOR would be contractually obligated to indemnify and hold harmless such party for such damage or loss.

  COMPANY hereby expressly agrees to protect, indemnify, and hold CONTRACTOR harmless from any claims, demands, and causes of action, in favor of COMPANY, COMPANY's joint interest owners, or any other parties arising out of any drilling commitments or obligations contained in any lease, permit, farmout or exploration agreement, or other agreement which may be affected by termination or breach of Contract hereunder.

SECTION 9.10 - APPLICATION OF INDEMNITIES.

  9.10.1 EXCEPT AND TO THE EXTENT EXPRESSLY OTHERWISE PROVIDED IN THIS CONTRACT, THE PARTIES INTEND AND AGREE THAT THE PHRASES "BE RESPONSIBLE FOR" AND/OR "HOLD HARMLESS" AND/OR "INDEMNIFY" IN THIS CONTRACT MEAN THAT THE INDEMNIFYING PARTY SHALL RELEASE, INDEMNIFY, HOLD HARMLESS AND DEFEND (INCLUDING PAYMENT OF REASONABLE ATTORNEY'S FEES AND COSTS OF LITIGATION) THE INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, DAMAGES, JUDGMENTS AND AWARDS OF ANY KIND OR CHARACTER, WITHOUT LIMIT (EXCEPT AS SPECIFICALLY LIMITED IN THIS CONTRACT) AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF, INCLUDING PRE-EXISTING CONDITIONS, WHETHER SUCH CONDITIONS BE PATENT OR LATENT, THE UNSEAWORTHINESS OF ANY VESSEL OR VESSELS, BREACH OF REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED), STRICT LIABILITY, TORT, BREACH OF CONTRACT OR THE NEGLIGENCE TO ANY DEGREE OF ANY PERSON OR PERSONS, INCLUDING THAT OF THE INDEMNIFIED PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE, OR ANY OTHER THEORY OF LEGAL LIABILITY. A PARTY'S OBLIGATION TO INDEMNIFY AND HOLD THE OTHER PARTY HARMLESS PURSUANT TO THIS CONTRACT SHALL NOT APPLY TO THE EXTENT SUCH OBLIGATION RELATES TO A LOSS OR LIABILITY RESULTING FROM THE WILLFUL MISCONDUCT OF THE PARTY WITH THE RIGHT TO BE INDEMNIFIED AND HELD HARMLESS.

  9.10.2 AN INDEMNIFYING PARTY'S OBLIGATIONS CONTAINED IN THIS CONTRACT SHALL ALSO EXTEND TO THE INDEMNIFIED PARTY, ITS AFFILIATED COMPANIES AND ITS SUBCONTRACTORS (OTHER THAN CONTRACTOR FOR THE PURPOSES OF THIS SUBSECTION) AND THE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OWNERS, SHAREHOLDERS AND INSURERS OF EACH AND TO ACTIONS AGAINST THE RIG, ITS LEGAL AND BENEFICIAL OWNERS, WHETHER IN REM OR IN PERSONAM.

SECTION 9.11 - CONSEQUENTIAL DAMAGES.

     Neither Party shall be liable in an action initiated by one against the other for special, indirect or consequential damages resulting from or arising out of this Contract, including, without limitation, loss of profit or business interruptions, however same may be caused. This Section shall not be construed as a limitation upon the indemnification and hold harmless provisions of this Contract with respect to claims or causes of actions by third parties.

SECTION 9.12 - DEFINITION.

  For the purposes of the indemnities and hold harmless provisions in this
Article 9 and the provisions of Article 8, "COMPANY" means EEX CORPORATION, and its parent companies, subsidiaries, affiliates, co-licensees and co-venturers, and its and their officers, directors, employees, agents, underwriters and insurers, and any subsequent assignees of COMPANY of its rights and obligations relating to the Area of Operations; and "CONTRACTOR" means Global Marine Drilling Company, its subcontractors, and their parent companies, subsidiaries, and affiliates and its and their officers, directors, employees, agents, underwriters and insurers.

                         ARTICLE 10 - TAXES AND DUTIES

SECTION 10.1 - PERSONNEL AND PROPERTY TAXES.

  CONTRACTOR shall pay and agrees to indemnify and hold COMPANY harmless from all taxes and related fines, penalties, and interest thereon assessed or levied against or on account of wages, salaries or other benefits paid to CONTRACTOR'S Personnel or employees of CONTRACTOR'S subcontractors, and all taxes assessed or levied against or on account of any property or equipment of CONTRACTOR, CONTRACTOR'S Personnel or CONTRACTOR'S subcontractors.

SECTION 10.2 - EXCISE, SALES OR USE TAXES.

  With respect to Work conducted in the federal waters of the U.S. Gulf of Mexico, all charges hereunder include any excise, sales or use taxes, or taxes of a similar nature that may be legally imposed on the furnishing of equipment and services, and CONTRACTOR shall not add the amount of any such tax for which CONTRACTOR is legally liable to any payment required to be made by COMPANY. Such charges levied with respect to Work conducted within state waters of the U.S. Gulf of Mexico shall be for the account of COMPANY.

              ARTICLE 11 - EMERGENCY OPERATIONS AND FORCE MAJEURE

SECTION 11.1 - EMERGENCY OPERATIONS.

  CONTRACTOR agrees to exercise due care and take precautions as are necessary in accordance with good oilfield practice to prevent fires, explosions and blowouts, and to protect life and property. If, in COMPANY's sole opinion, an emergency exists, including, but not limited to, blow out, fire, explosion or any other situation, actual or potential, that indicates a need for BOP control, COMPANY shall have the right to direct in detail the emergency procedures, including, but not limited to, the work required to regain full control of the well. COMPANY's representative will be the sole judge as to which course of action shall be taken and shall have the ultimate authority to issue orders in accordance therewith; provided, however, that CONTRACTOR, in executing such orders, shall be solely responsible for the operation of the Rig. This Section
11.1 shall not be construed to limit or modify the provisions of Articles 6, 9 and Appendix F hereof. This provision shall not be construed to require CONTRACTOR to drill a relief well. In such event, COMPANY agrees to obtain the approval of CONTRACTOR's underwriters and pay or reimburse CONTRACTOR for any additional expenses associated, including additional premiums and surveyors costs.

SECTION 11.2 - FORCE MAJEURE.

  11.2.1 Neither Party to this Contract shall be responsible for any delay or failure in fulfilling any of its obligations hereunder, other than the obligation to make punctual payment of sums due, if fulfillment has been delayed, hindered or prevented by any circumstance of whatsoever nature which is not within the control of the Party concerned and is not preventable by reasonable diligence on its part, or by compliance by that Party with any order or request from any national, port or local authority (referred to herein as "Force Majeure"). CONTRACTOR shall maintain as far as possible its relevant insurance coverage and take all reasonable precautions to protect the well against damages or destruction as may result from blow out, bad weather, collision with marine vessels, etc. Both Parties shall use their best efforts to remove or mitigate the effect of the circumstance delaying, hindering or preventing performance, however, CONTRACTOR shall not be obliged to take steps to settle a strike which settlement in the circumstances requires unreasonable steps to be taken by CONTRACTOR.

  11.2.2 By way of illustration, Force Majeure shall include, but not be limited to, hostilities, restraints of rulers or people, revolution, civil commotion, strike, labor disturbances, epidemic, accident, fire, lightning, flood, wind, storm, earthquake, explosion, blow out, crater, blockade or embargo, lack of or failure of transportation facilities, or any law, proclamation, regulation or ordinance, demand, or requirement of any government or any government agency having or claiming to have jurisdiction over the operations or with respect to the Rig or services hereunder, or over the Parties hereto, or any act of God, or any other act of government, act or omission of supplier or any other cause, whether of the same or different nature, existing or future, which is beyond the reasonable control and without the fault or negligence of the Party asserting benefit of this Section.

  11.2.3 If either Party is affected by an event of Force Majeure, such Party shall give oral and written notice thereof, without delay, to the other Party. Such affected Party shall also notify the other Party in writing as soon as possible, of its estimated impact, if any, of the event on the affected Party's performance under this Contract

                      ARTICLE 12 - ASSIGNMENT OF CONTRACT

SECTION 12.1 - ASSIGNMENT BY COMPANY.

  COMPANY shall not assign this Contract in whole or in part, without the written consent of the CONTRACTOR, which consent will not be unreasonably withheld. This restriction will not apply to an assignment to a parent, a subsidiary corporation or an affiliate of COMPANY. Unless otherwise agreed in writing by the CONTRACTOR, in the case of an assignment to a parent, subsidiary or an affiliate of COMPANY, COMPANY agrees to guarantee to CONTRACTOR the full performance under this Contract by the party to whom the Contract is assigned.

SECTION 12.2 - ASSIGNMENT BY CONTRACTOR.

  CONTRACTOR shall not assign this Contract or any of its operations hereunder without the prior written consent of COMPANY.

                ARTICLE 13 - PATENTS, COPYRIGHTS AND TECHNOLOGY

SECTION 13.1 - PATENT INFRINGEMENT.

  13.1.1 CONTRACTOR shall indemnify COMPANY from and against all claims, suits, liabilities, losses, damages and costs (including legal costs) arising out of any alleged infringement of patents, copyrights, trademarks or other proprietary rights with respect to any of the equipment, processes, goods or services provided by CONTRACTOR under this Contract, and such obligations shall survive acceptance and payment therefor by COMPANY. If said equipment, processes, goods or services become the subject of injunctive relief granted pursuant to any of the foregoing causes which prevents CONTRACTOR or COMPANY from using the same for their intended purpose, CONTRACTOR shall be liable for all resultant damages and at COMPANY's option shall accept return of the goods and refund to COMPANY the amounts paid to CONTRACTOR for the infringing goods and/or services or CONTRACTOR shall, at its own expense, procure the right to use equipment, processes, goods, or services covered by patents or copyrights.

  13.1.2 COMPANY shall be responsible for dealing with all claims of infringement related to processes or apparatus supplied by COMPANY, and COMPANY shall protect and indemnify CONTRACTOR against any claims of contributory infringement related to such claims.

                         ARTICLE 14 - CONFIDENTIALITY

SECTION 14.1 - CONFIDENTIALITY.

  All information obtained by CONTRACTOR in the conduct of the Work hereunder, including, but not limited to depth, formation penetrated, the results of coring, testing and surveying shall be confidential and shall not be divulged by CONTRACTOR to any third party either during the Contract Period or thereafter. CONTRACTOR agrees to take all reasonable steps to see that CONTRACTOR's Personnel, their families, subcontractors and agents shall maintain secrecy to the same extent.

SECTION 14.2 - PUBLICITY.

  CONTRACTOR shall obtain COMPANY's prior approval in writing of the text of any public announcement or statement it proposes to issue in connection with the Work or this Contract.

            ARTICLE 15 - AUDIT; COMMISSIONS; PAYMENTS TO OFFICIALS

Section 15.1 - AUDIT.

  To verify CONTRACTOR's compliance with the terms of this Contract, at any time during the term of this Contract and for two years thereafter, COMPANY and its authorized representatives shall have access to, and the right to audit, at its sole expense, any of CONTRACTOR's and its subcontractors' or agents' books, vouchers, receipts, invoices, correspondence, memoranda and any other records relating to Work performed and materials consumed under this Contract. CONTRACTOR will preserve, and will cause its subcontractors and agents to preserve, all such records during the aforementioned period and will, upon written request, make them available to COMPANY and its representatives. Such audits will be conducted in accordance with generally accepted auditing standards and will be made during CONTRACTOR's normal working hours. COMPANY will notify CONTRACTOR of any matters arising in an audit which necessitate making an adjustment; and such adjustment, whether by reimbursement to COMPANY or otherwise, shall then promptly be made. COMPANY shall also have the right to obtain assistance and statements from any of CONTRACTOR's Personnel to the extent it deems necessary, and CONTRACTOR and its subcontractors shall make such personnel available at their assigned locations if still under employment with CONTRACTOR or its subcontractors.

SECTION 15.2 - COMMISSIONS.

  CONTRACTOR shall not pay any commissions, fees, or grant any rebates to any employee or officer of COMPANY or of CONTRACTOR's subcontractors nor favor employees or officers of COMPANY with gifts or entertainment of significant cost or value nor enter into any business arrangements with employees or officers of COMPANY (other than with authorized representatives of COMPANY) without COMPANY's written approval.

SECTION 15.3 - PAYMENTS TO OFFICIALS.

  During the term of this Contract, neither CONTRACTOR nor any person acting for or on behalf of CONTRACTOR will offer, pay or agree to pay, directly or indirectly, any consideration of any nature whatsoever to any official, agent or employee of any government or any department, agency or instrumentality of any government, or to any political party, or an official thereof, or to any candidate for political office in any country to influence the act, decision or omission of any such official, agent, employee, political party, political party official or candidate in his or its official capacity in connection with the performance of this Contract or the directing of business to any person. If CONTRACTOR fails to observe the provisions of this Section 15.3, COMPANY shall have the right to terminate this Contract immediately.

                          ARTICLE 16 - GOVERNING LAW

SECTION 16.1 - GOVERNING LAW.

  THIS CONTRACT SHALL BE GOVERNED BY, INTERPRETED, ENFORCED AND CONSTRUED IN ACCORDANCE WITH THE GENERAL MARITIME LAW OF THE UNITED STATES OF AMERICA, NOT INCLUDING HOWEVER, ANY OF ITS CONFLICTS OF LAW RULES WHICH WOULD DIRECT OR REFER TO THE LAWS OF ANY OTHER JURISDICTION. IF, FOR ANY REASON, THE GENERAL MARITIME LAW OF THE UNITED STATES OF AMERICA IS NOT APPLICABLE, THEN THE CONTRACT WILL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, NOT INCLUDING, HOWEVER, ANY OF ITS CONFLICTS OF LAW RULES WHICH WOULD DIRECT OR REFER TO THE LAWS OF ANY OTHER JURISDICTION.

                             ARTICLE 17 - NOTICES
SECTION 17.1 - NOTICES.

  All required notices will be properly made when delivered in person, mailed or sent by telex, courier services or facsimile to the address set forth in
Section 17.2.  Notices shall be effective upon receipt.

SECTION 17.2 - ADDRESSES.

  The notice addresses of COMPANY and CONTRACTOR are as follows, unless changed by written notice:

     COMPANY:                EEX CORPORATION
                             2500 CityWest Blvd.
                             Houston, Texas 77042
                             Telephone No.: 713-243-3219
                             Facsimile No.: 731-243-3191
                             Attention: Mr. Vernon H. Goodwin

     CONTRACTOR:             GLOBAL MARINE DRILLING COMPANY
                             777 N. Eldridge Parkway
                             Houston, Texas  77079-4493
                             Telephone: (281) 496-8000
                             Facsimile No.: (281) 597-9936
                             Attention: Mr. R. Blake Simmons

  COMPANY's address shown above shall also be used by CONTRACTOR for purposes of invoicing COMPANY. In the event of a change of address, prompt notice shall be given by the Party concerned.

                          ARTICLE 18 - MISCELLANEOUS

SECTION 18.1 - ENTIRETY; AMENDMENT.

  This Contract constitutes the entire agreement between the Parties and shall replace all written and oral statements, representations and warranties that may have been made by or on behalf of either of the Parties prior to the date hereof. This Contract may only be amended by a clear statement in writing signed by a duly authorized representative of each of the Parties hereto.

SECTION 18.2 - HEADINGS.

  The captions and headings used in this Contract are for convenience only and shall not be deemed to be of a substantive nature in construing this Contract.

SECTION 18.3 - WAIVERS.

  The waiver on the part of any Party to this Contract of one or more of its rights under this Contract shall not represent a continuing waiver of such rights or prohibit such Party from demanding the full performance of the other Party's obligations under this Contract. None of the requirements of this Contract shall be considered waived unless waived in writing by the Party concerned or its representative.

SECTION 18.4 - ATTACHMENTS.

  All Attachments referred to in this Contract shall be attached hereto and made a part hereof for all purposes. In the event there is a conflict between the provisions of this Contract and the Attachments hereto, the provisions of the main body of this Contract shall prevail.

SECTION 18.5 - YEAR 2000.

  CONTRACTOR agrees that the Rig contains the functionality (including the time and date related code and internal subroutines) needed for the December 31, 1999 millennium date change. In the event CONTRACTOR becomes aware that the Rig may not fully comply with the above provision, CONTRACTOR agrees to notify

COMPANY and use its best efforts to modify the Rig or its equipment to ensure full compliance with the above provision as soon as possible. In the event the failure to comply with this provision results in a breakdown or suspension of operations the provisions of Section 2.2 and 3.2.3 shall apply. However, this provision shall not apply in the event the breakdown or suspension is due to the failure of COMPANY and its other contractors to supply Year 2000 compliant data commensurate with CONTRACTOR's obligations hereunder.

SECTION 18.6 - CONTINUING OBLIGATION

  Notwithstanding the termination of this Contract, the parties shall continue to be bound by the provisions of this Contract that reasonably require some action or forbearance after such termination.

  IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Contract, in duplicate originals, on the day, month and year first written above.



EEX CORPORATION
/s/ D. R. Henderson                       /s/ Vernon H. Goodwin
___________________________________       _____________________________________
NAME:  D. R. HENDERSON                    NAME:  VERNON H. GOODWIN
TITLE: EXECUTIVE VICE PRESIDENT AND       TITLE: VICE PRESIDENT, DRILLING
       CHIEF OPERATING OFFICER            DATE:  OCTOBER 15, 1998
DATE:  OCTOBER 15, 1998

GLOBAL MARINE DRILLING COMPANY
/s/ R. Blake Simmons
___________________________________
NAME:  R. BLAKE SIMMONS
TITLE: VICE PRESIDENT, SALES AND CONTRACTS
DATE:  OCTOBER 15, 1998